Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of VirTra, Inc. (the “Company”) for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission (the “Report”), I, Robert D. Ferris, Chief Executive Officer and President of the Company, and I, Marsha J. Foxx, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 2, 2022	/s/ Robert D. Ferris
Robert D. Ferris, Co-Chief Executive Officer and President (principal executive officer)

Date: August 2, 2022	/s/ John F. Givens II
John F. Givens II, Co-Chief Executive Officer (principal executive officer)

Date: August 2, 2022	/s/ Marsha J. Foxx
Marsha J. Foxx, Chief Accounting Officer (principal financial officer)